Exhibit 10.2

FIRST AMENDMENT TO VOTING AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of this      day of May 2012, by and among Dialogic Inc., a Delaware corporation (the “Company”) and                    (the “Stockholder”).

WITNESSETH

WHEREAS, the Company and the Stockholder are parties to a Voting Agreement dated March 22, 2012 (“Agreement”); and

WHEREAS, the Company and the Stockholder wish to amend the Agreement to extend the termination date from June 30, 2012 to August 15, 2012

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1)	Section 2.1(b) of the Agreement is revised to change the date set out therein from June 30, 2012 to August 15, 2012.

2)	This Amendment, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware as such laws apply to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

3)	This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

4)	Except as amended herein, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Dialogic Inc.:
By:

Name: Anthony Housefather

Title: EVP and General Counsel

STOCKHOLDER:

By:

Name:

Title: